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                                                               Exhibit 10.10

                AGREEMENT REGARDING STOCK OPTIONS

   This Agreement Regarding Stock Options (the "Agreement") is made and entered into this 5th day of January, 1998, by and between James J. Chaisson, Jr. ("Chaisson") and Cross-Continent Auto Retailers, Inc. ("C-CAR").

                             RECITALS

   A. The Board of Directors of C-CAR has determined that the interests of C-CAR are advanced by encouraging and enabling certain employees of its subsidiaries to acquire an equity interest in C-CAR, thus providing a closer identification of their interests with those of C-CAR.

   B. The Board of Directors of C-CAR has authorized C-CAR to grant certain stock options to Chaisson if the dealerships owned by JRJ Investments, Inc. (the "Dealerships") earn certain levels of net income during the period of Chaisson's employment as general manager of the Dealerships (the "Employment Period").

   C. Chaisson and C-CAR desire to evidence their agreement concerning C-CAR's granting of stock options to Chaisson for the performance of the Dealerships during the Employment Period.

                            AGREEMENT

   FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, Chaisson and C-CAR agree as follows:

   1. C-CAR shall grant to Chaisson a non-qualified option to acquire the number of shares of C-CAR's common stock that are set forth below opposite the respective amount of Net Earnings (hereinafter defined) earned by the Dealerships during any calendar year that begins and ends during the Employment Period:

                       Net Earnings          Number of Shares
                       ------------          ----------------
                    Less than $3,000,000              0
                    $3,000,000                    5,000
                    $3,500,000                   10,000
                    $4,000,000                   15,000
                    $4,500,000                   20,000
                    $5,000,000 or more           25,000

   As used in this Agreement, the term "Net Earnings" shall mean, on an annual basis:

      (a) gross revenues from all sources relating to the operation of the Dealerships, less

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      (b)  all cost of sales; general and administrative expenses;
           salaries, bonuses, commissions, and other compensation; depreciation; amortization; interest; dealership overhead; and $25,000 per month as and for the portion of C-CAR's corporate overhead charged to the Dealerships; but before income taxes.

Net Earnings shall be calculated on the accrual method of accounting and determined by C-CAR's accounting staff in accordance with generally accepted accounting principles.

   2. In addition, C-CAR shall grant to Chaisson a non-qualified option to acquire the number of shares of C-CAR's common stock that are set forth below opposite the respective amount of Net Earnings earned by the Dealerships during the period from November 1, 1997 to December 31, 1997 (the "1997 Period"):

                   Net Earnings           Number of Shares
                   ------------           ----------------
               Less than $500,000                  0
               $500,000                          833
               $583,333                        1,667
               $666,667                        2,500
               $750,000                        3,333
               $833,333 or more                4,167

   3. If Chaisson has earned an option for the 1997 Period or for any calendar year during the Employment Period, the option shall be granted as of December 31 of such year, with a purchase price equal to the closing price for C-CAR's common stock quoted in THE WALL STREET JOURNAL for the last trading day of such year.

   4. Each option shall expire ten (10) years after the date of grant, unless terminated earlier in accordance with the stock option agreement to be entered into by and between Chaisson and C-CAR at the time the option is granted to Chaisson.

   5. Twenty percent (20%) of each option granted to Chaisson shall vest when granted and twenty percent (20%) of the option shall vest December 31 of each year thereafter during the Employment Period, provided that if Chaisson is general manager of the Dealerships on October 31, 2000, but is not the general manager of the Dealerships on December 31, 2000, twenty percent (20%) of each option that has been granted to Chaisson shall vest on October 31, 2000.

   6. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

   7. This Agreement shall be binding upon and shall inure the benefit of the parties hereto and their respective heirs, administrators, executors, successors and assigns.

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   8. Each option granted to Chaisson under the terms and provisions of this
Agreement shall be subject to the terms and provisions of (a) C-CAR's stock option plan then in effect, and (b) the stock option agreement to be entered into by and between Chaisson and C-CAR at the time the option is granted to Chaisson. Each stock option agreement entered into by and between Chaisson and C-CAR at the time an option is granted to Chaisson shall be substantially in the form of C-CAR's then standard stock option agreement.



                                --------------------------------------------
                                James J. Chaisson Jr.



                                CROSS-CONTINENT AUTO RETAILERS, INC.


                                By:
                                    ---------------------------------------
                                          R. Wayne Moore, Secretary

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